Filed Pursuant to Rule 424(b)(3)

Registration No. 333-259179

Prospectus Supplement No. 2 Dated June 3, 2022

(To Prospectus Dated January 20, 2022)

Aeluma, Inc.

11,010,002 shares of Common Stock

This Prospectus Supplement No. 2 (the “Prospectus Supplement”) updates and supplements the prospectus of Aeluma, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) dated January 20, 2022, as amended (the “Prospectus”), with the following attached document which we filed with the Securities and Exchange Commission:

A.	Our Quarterly Report on Form 10-Q for the nine months ended March 31, 2022, filed with the Securities Exchange Commission on May 16, 2022.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement.  This Prospectus Supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

The purchase of the securities offered through the Prospectus involves a high degree of risk. Before making any investment in our common stock and/or warrants, you should carefully consider the risk factors section beginning on page 6 of the Prospectus.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 3, 2022

Index to Filings

Annex
The Company’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on May 16, 2022	A

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2022

OR

☐ TRANSITION REPORT PURSUANT TO PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to _______

Commission File Number: 000-56218

AELUMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	85-2807351
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

27 Castilian Drive Goleta, California 93117
(Address of Principal Executive Offices)

(805) 351-2707

(Registrant’s telephone number, including area code)

(Former name and address, if changed since last report)

Copies to:

Hunter Taubman Fischer & Li LLC

48 Wall Street, Suite 1100

New York, NY 10005

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	-	-

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act). Yes ☐   No ☒

As of May 16, 2022, there were 10,650,002 shares of the issuer’s common stock, $0.0001 par value per share, outstanding and 0 shares of preferred stock, $0.0001 par value per share, outstanding.

i

PART I

ITEM 1. FINANCIAL STATEMENTS

Aeluma, Inc. and Subsidiary

Consolidated Balance Sheets

	March 31, 2022	June 30, 2021
	(Unaudited)
ASSETS

Current Assets
Cash	$4,815,842	$6,787,250
Deferred compensation, current portion	662,464	662,464
Prepaids & other current assets	106,615	22,521
Total Current Assets	5,584,921	7,472,235

Equipment	401,270	115,888
Leasehold improvements	443,537	12,420
Accumulated depreciation	(50,932)	-
Net fixed assets	793,875	128,308
Intangible assets	13,583	14,833
Right of use asset-facility	615,939	729,176
Deferred compensation, long term portion	176,196	673,498
Other assets	13,014	65,069
Total Assets	$7,197,528	$9,083,119

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$98,846	$68,575
Accrued expenses & other current liabilities	166,484	61,384
Lease liability-current portion	153,164	157,141
Total Current Liabilities	418,494	287,100

Lease Liability-Long Term Portion	501,343	610,455

Commitments and Contingencies
Total Liabilities	919,837	897,555

Stockholders’ Equity
Preferred Stock par value $0.0001, 10,000,000 authorized, none issued and outstanding.
Common Stock par value $0.0001, and 50,000,000 shares authorized, 10,650,002 and 10,535,002 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively.	1,066	1,054
Additional Paid In Capital	8,648,132	8,415,432
Accumulated Deficit	(2,371,507)	(230,922)
Total Stockholders’ Equity	6,277,691	8,185,564

Total Liabilities and Stockholders’ Equity	$7,197,528	9,083,119

The accompanying notes are an integral part of these financials

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

	2022	2021
Revenue	$-	$-

Operating Expenses
Research & Development	177,177	-
General & Administrative	739,519	13,663
Other Expenses	53,719	-
Total Expenses	970,415	13,663

Other Income
Sub-lease and other income	55,689	-
Interest income	349	-
Total Other Income	56,038	-

Loss Before Provision for Income Taxes	(914,377)	(13,663)

Provision for income tax	-	(800)

Net Loss	$(914,377)	$(14,463)

Basic and Diluted Loss Per Share	$(0.09)	$(0.00)

Weighted average common shares outstanding - basic and diluted	10,650,002	3,267,888

The accompanying notes are an integral part of these financials

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations

For the Nine Months Ended March 31, 2022 and 2021

(Unaudited)

	2022	2021
Revenue	$-	$-

Operating Expenses
Research & Development	268,979	-
General & Administrative	2,029,684	23,325
Other Expenses	71,343	-
Total Expenses	2,370,006	23,325

Other Income
Sub-lease and other income	227,590	-
Interest income	1,694	-
Total Other Income	229,284	-

Loss Before Provision for Income Taxes	(2,140,722)	(23,325)

Provision for income tax	-	(800)

Net Loss	$(2,140,722)	$(24,125)

Basic and Diluted Loss Per Share	$(0.20)	$(0.01)

Weighted average common shares outstanding - basic and diluted	10,650,002	1,843,867

Aeluma, Inc. and Subsidiary

Consolidated Statement of Stockholders’ Equity

For the Nine Months Ended March 31, 2022

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2021	10,535,002	$1,054	$8,415,432	$(230,922)	$8,185,564

Issuance of shares of common stock for cash (net of $23,070 in offering costs)	115,000	12	206,918		206,930
Stock based compensation			29,668		29,668
Other offering costs			(45,000)		(45,000)
Net loss for three months ended September 30, 2021				(603,650)	(603,650)

Balance, September 30, 2021	10,650,002	$1,066	8,607,018	$(834,572)	$7,773,512

Net loss for three months ended December 31, 2021				(622,695)	(622,695)
Other				137	137

Balance, December 31, 2021	10,650,002	$1,066	8,607,018	$(1,457,130)	$7,150,954

Stock based compensation			41,114		41,114
Net Loss for three months Ended March 31, 2022				(914,377)	(914,377)

Balance March 31, 2022	10,650,002	$1,066	$8,648,132	$(2,371,507)	$6,277,691

The accompanying notes are an integral part of these financials

Aeluma, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Nine Months Ended March 31, 2022 and 2021

(Unaudited)

	2022		2021
Operating activities
Net Loss		$(2,140,722)	$(24,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation		497,302	-
Partial refund of facility lease deposit		52,055	-
Stock based compensation expense		70,782	-
Amortization of ROU asset		113,237	-
Depreciation and amortization expense		52,182	-
Change in prepaids & other current assets		(84,094)	(80,865)
Change in accounts payable		30,408	3,456
Change in lease liability		(113,089)	-
Change in accrued expenses		105,100	22,371
Net cash used in operating activities		(1,416,839)	(79,163)

Investing activities
Purchase of equipment & CIP		(285,382)	(109,684)
Payment for leasehold improvements		(431,117)	-
Net cash used in investing activities		(716,499)	(109,684)

Financing activities
Proceeds from Founder Loans		-	113,500
Proceeds from advances		-	5,700
Proceeds from SAFE Notes		-	205,000
Proceeds from Private Placement, net of offering costs		206,930	20,202
Payment of other offering costs		(45,000)	-
Net cash provided by financing activities		161,930	344,402

Net change in cash		(1,971,408)	155,555

Cash, beginning of period		6,787,250	2,899

Cash, end of period		$4,815,842	$158,454

Supplemental Disclosures
	$		$-

The accompanying notes are an integral part of these financials

Aeluma, Inc.

Notes to Consolidated Financial Statements
as of March 31, 2022 and 2021

NOTE 1 – THE COMPANY

Aeluma is headquartered in Goleta, California. The Company is engaged in the research and development of infrared (IR) optical sensors to disrupt the market for IR sensors, and using its proprietary technology aims to produce a much higher performance alternative to today’s low-cost sensors at much lower prices than would otherwise be possible. The focus of the Company will be the image sensor market. Initial efforts hope to penetrate the 3D imaging and sensing (mobile and consumer, defense and aerospace, industrial, medical, auto) and LiDAR (robotic vehicles, advanced driver assistance systems vehicles (ADAS), topography, wind, industrial) markets.

We were originally incorporated as Parc Investments, Inc. in the State of Delaware on August 21, 2020. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On June 22, 2021, our board of directors and all of our pre-Merger stockholders approved a restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on June 22, 2021 and through which we changed our name to “Aeluma, Inc.” On June 22, 2021, our board of directors also adopted restated bylaws.

On June 22, 2021, Biond Photonics, Inc., a privately held California corporation (“Biond Photonics”) merged with and into our wholly-owned subsidiary, Aeluma Operating Co., a corporation formed in the State of Delaware on June 22, 2021 (“Acquisition Sub”). Pursuant to this transaction (the “Merger”), Acquisition Sub was the surviving corporation and remained our wholly owned subsidiary, and all the outstanding stock of Biond Photonics was converted into shares of our common stock.

As a result of the Merger, we acquired the business of Biond Photonics and continued the existing business operations of Biond Photonics as a public reporting company under the name Aeluma, Inc. In conjunction with the merger transaction, the company changed its year end to June 30. Biond Photonics was incorporated in February 2019.

Merger Agreement

On June 22, 2021, Parc Investments, Inc., Acquisition Sub and Biond Photonics entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on June 22, 2021 (the “Closing Date”), Biond Photonics merged with and into Acquisition Sub, with Acquisition Sub continuing as the surviving corporation and our wholly owned subsidiary.

As a result of the Merger, we acquired the business of Biond Photonics, a California corporation, doing business as Aeluma. At the time the certificates of merger reflecting the Merger were filed with the Secretaries of State of California and Delaware (the “Effective Time”), each of Biond Photonics’ shares of capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive (a) 1.299135853 shares of our common stock (the “Common Share Conversion Ratio”), with the maximum number of shares of our common stock issuable to the former holders of Biond Photonics’ capital stock equal to 4,100,000 after adjustments due to rounding for fractional shares. Immediately prior to the Effective Time, an aggregate of 2,500,000 shares of our common stock owned by our stockholders prior to the Merger were forfeited and cancelled (the “Stock Forfeiture”).

The issuance of shares of our common stock to Biond Photonics’ former security holders are collectively referred to as the “Share Conversion.”

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, we entered into an indemnity agreement with our former officer and directors (the “Pre-Merger Indemnity Agreement”), pursuant to which we agreed to indemnify such former officer and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

The Merger was treated as a recapitalization and reverse acquisition for financial reporting purposes. Biond Photonics is considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Biond Photonics before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Change of Fiscal Year

On June 30, 2021, we changed our fiscal year from the period beginning on January 1 and ending on December 31 to the period beginning on July 1 and ending on June 30 of each year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to Article 8 of Regulation S-X. Accordingly, the financial statements do not include all of the information and notes required by GAAP for complete financial statements. The consolidated financial statements as of March 31, 2022 and 2021, are unaudited; however, in the opinion of management such interim condensed consolidated financial statements reflect all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The accompanying financial information should be read in conjunction with the financial statements and the notes thereto in the Company’s most recent Transition Report on Form 10-KT, as filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2021. The results of operations for the period presented are not necessarily indicative of the results that might be expected for future interim periods or for the full year.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Going Concern

The Company incurred a net loss of $2,140,722 for the nine months ended March 31, 2022. In addition, the Company is in the research and development stage and has not generated revenue to date. In order to support its operations, the Company will require additional infusions of cash from the sale of equity instruments or the issuance of debt instruments, or the commencement of profitable revenue generating activities. If adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund its operations, develop or enhance its sensors in the future or respond to competitive pressures would be significantly limited. Such limitations could require the Company to curtail, suspend or discontinue parts of its business plan.

These conditions may raise doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basic Net Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. The number of shares prior to the merger have been restated to consider the conversion into the shares of the legal acquirer. No shares were issued until October 2020.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Fair Value of Financial Instruments

As defined in Financial Accounting Standards Board (“FASB”) ASC Topic No. 820, “Fair Value Measurements and Disclosures” (“ASC 820”), fair value is the price that would be received to sell an asset or paid to transfer the liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses the market or income approach. Based on this approach, the Company utilizes certain assumptions about the risk inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and the reliability of the information used to determine fair values. As a basis for considering these assumptions, ASC 820 defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 – Unadjusted quoted prices in active, accessible market for identical assets or liabilities

Level 2 – Other inputs that are directly or indirectly observable in the marketplace

Level 3 – Unobservable inputs which are supported by little or no market activity

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying values of the Company’s cash, accounts payable, accrued expenses and advances from officers approximate their fair value due to the relatively short maturity of these items. The carrying amounts reported for debt obligations approximate fair value due to the effective interest rate of these obligations reflecting the Company’s current borrowing rate.

Concentration of Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Property and Equipment

Property, equipment and leasehold improvements are reported at historical cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the remaining lease term. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or the asset’s useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

Intangible Assets

Intangible assets are associated with the Aeluma.com domain name and are amortized on a straight-line basis over 10 years.

Cash and Cash Equivalents

The Company considers cash in banks, deposits in transit, and highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company’s accounts are insured by the FDIC but at times may exceed federally insured limits.

Income Taxes

The Company is expected to have net operating loss carryforwards that it can use to offset a certain amount of taxable income in the future. The Company is currently analyzing the amount of loss carryforwards that will be available to reduce future taxable income. The resulting deferred tax assets will be offset by a valuation allowance due to the uncertainty of its realization. The primary difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to income before income taxes relates to the recognition of a valuation allowance for deferred income tax assets.

The Company has adopted FASB ASC 740-10, “Income Taxes” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not as a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a Company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for periods presented. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized, and such tax years are closed.

The Company will file tax returns in the U.S. federal jurisdiction and the state of California. The Company’s federal and state return form are subject to review by the taxing authorities. The Company is not currently under examination by any taxing authority, nor has it been notified of an impending examination.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements in accordance with guidance issued by the FASB, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, consultants, and directors based on estimated fair values.

The Company estimates the fair value of stock-based compensation awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s statements of operations. The Company estimates the fair value of stock-based compensation awards using the Black-Scholes model. This model requires the Company to estimate the expected volatility and value of its common stock and the expected term of the stock options, all of which are highly complex and subjective variables. For employees and directors, the expected life was calculated based on the simplified method as described by the SEC Staff Accounting Bulletin No. 110, Share-Based Payment. For other service providers, the expected life was calculated using the contractual term of the award. The Company’s estimate of expected volatility was based on the volatility of peers. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected term of the options. We account for forfeitures upon occurrence.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the balance sheet. The Company entered into a lease agreement during the six months period ended June 30, 2021. The Company adopted ASU 2016-02 on January 1, 2021.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606), which amends certain aspects of the Board’s new revenue standard, ASU 2014-09, Revenue from Contracts with Customers. The Company does not currently generate revenue.

NOTE 3 – STOCKHOLDERS EQUITY

Authorized Shares

The Company’s Articles of Incorporation authorize the issuance of two classes of shares of stock. The total number of shares which this corporation is authorized to issue is 50,000,000 shares of $0.0001 par value common stock and 10,000,000 of $0.0001 par value preferred stock. No preferred shares were issued as of March 31, 2022.

Common Stock Offering

Immediately following the Effective Time of the Merger, we sold 3,482,500 shares of our common stock pursuant to an initial closing of a private placement offering (the “Offering”) at a purchase price of $2.00 per share (the “Offering Price”). We held a second and third closing on June 28 and July 1 2021, for an additional 402,500 and 115,000, respectively, of shares of common stock. Accordingly, we sold a total of 4,000,000 shares of our common stock through March 31, 2022. The private placement offering is referred to herein as the “Offering.”

The aggregate gross proceeds from the Offering during the nine months ended March 31, 2022 were $206,930, which is net of offering placement agent fees and expenses. We also paid additional offering costs totaling $45,000 during the nine months ended March 31, 2022.

The Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC thereunder. The common stock in the Offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

Issued and Vested Shares to Officers

On October 27th, 2020, the Company issued 1,623,920 shares of common stock to Director and CEO Jonathan Klamkin and 1,623,920 shares of common stock to Director, interim CFO and COO, Lee McCarthy for an aggregate sum of $10,000 each. The stock purchase agreement contains a repurchase option whereby unvested shares may be repurchased by the Company, at the Company’s option, within 90 days after employee termination. 324,784 shares vested on October 27th, 2020 and the remaining 1,299,136 shares vest in equal amounts, monthly over the subsequent 4 years. On March 31, 2022, each of these officers had 784,895 vested shares, and 839,025 unvested shares.

Registration Rights Agreement

The Company entered into a registration rights agreement that provides for certain liquidated damages upon the occurrence of a “Registration Event,” which is defined as the occurrence of any of the following events: (a) the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date; (b) the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date; (c) after the SEC Effective Date, the Registration Statement ceases for any reason to remain effective or the Holders of Registrable Securities covered thereby are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities covered thereby, except for Blackout Periods permitted herein; or (d) following the listing or inclusion for quotation on an Approved Market, the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal markets for the Common Stock, for more than three (3) full, consecutive Trading Days (other than as a result of (A) actions or inactions of parties other than the Company or its affiliates or of the Approved Market not reasonably in the control of the Company, or (B) suspension or halt of substantially all trading in equity securities (including the Common Stock) on the Approved Market). The maximum amount of liquidated damages that may be paid by the Company shall be an amount equal to eight percent (8%) of the shares covered by the registration rights agreement. This filing covered 11,010,002 shares. The Company currently expects to satisfy all of its obligations under the Registration Agreement and does not expect to pay any damages pursuant to this agreement; therefore, no liability has been recorded.

NOTE 4 – STOCK-BASED COMPENSATION

During fiscal 2021, the Company sold 723,008 shares of common stock to certain individuals in exchange for future management advisory services, for discounted prices price ranging from $.0104 to $.0195 per share. The shares are subject to restrictions that allow for repurchase of the shares by the Company due to a termination of the service agreement or other certain provisions. This repurchase right declines on a pro-rata basis over vesting periods (corresponding to the service period) ranging from 2-4 years. Related to these issuances, the Company has recorded deferred stock-based compensation of $1,372,435 for the value of the shares in excess of the purchase price paid by the advisors. The stock-based compensation will be expensed over the service period. For the nine months ended March 31, 2022, $497,303 has been amortized in the Statement of Operations, and $838,660 is presented as deferred compensation on the balance sheet at March 31, 2022, of which $662,464 is expected to be expensed in the next twelve months.

In July of 2021, the Company issued an option to purchase 10,000 shares of common stock to a director at a price of $2.00 per share, expiring in 10 years, and an option to purchase 10,000 shares of common stock to an advisor at a price of $2.00 per share expiring in 5 years. These options vested over periods ranging from one month to three months.

In December of 2021, the Company issued options to purchase common stock to two directors in increments of 125,000 each. The options have an exercise price of $2.00, expire in 10 years, vest 12,500 options per quarter in the first year and 9,375 per quarter for the following two years. In February of 2022, the company granted 16,750 in options to one director and 15,500 to another director at a price of $2.00 per share, for committee service. These options are subject to quarterly vesting over four quarters and expire in 10 years.

On February 1, 2022, the Company entered into a consulting advisory agreement which grants 2,500 options with every patent filing. On February 4, 2022, the advisor was granted 2,500 options with an exercise price of $2.00 and an expiration date of ten years.

The estimated weighted average fair value of the options granted during the nine months ended March 31, 2022 were approximately $1.50 per share.

The Company estimates the fair value of each option award using the Black-Scholes option-pricing model. The Company used the following assumptions for to estimate the fair value of stock options for directors issued in the nine months ended March 31, 2022:

Directors	March 31, 2022
Expected volatility	100%
Expected term	5.0 years
Dividend yield	0%
Risk-free interest rate	1.15%

The Company used the following assumptions for to estimate the fair value of stock options for consultants issued in the nine months ended March 31, 2022:

Consultants	March 31, 2022
Expected volatility	100%
Expected term	5.0 years
Dividend yield	0%
Risk-free interest rate	2.41%

The following is a schedule summarizing employee and non-employee stock option activity for the period ended March 31, 2022:

		Weighted Average	Aggregate
	Number of Options	Exercise Price	Intrinsic Value
Outstanding at June 30, 2021	0	$	$
Granted	304,750	2.00	0
Exercised	0		$
Expired/Cancelled	0
Outstanding at March 31, 2022	304,750	$2.00	$0
Exercisable at March 31, 2022	47,500	$2.00	$0

The aggregate intrinsic value represents the difference between the exercise price of the options and the estimated fair value of the Company’s common stock for each of the respective periods.

NOTE 5 – FACILITY OPERATING LEASE

On April 1, 2021, the Company commenced a 5-year operating lease for a facility in Santa Barbara, California with total lease payments of $781,813. The Company determined the lease constitutes a Right of Use (ROU) asset and has recorded the present value of the lease payments as an asset and liability per ASC 842. The value of the asset will be amortized on a straight-line basis over the 60-month period and amortization began at the start of the lease. Additionally, the lease agreement waived the first three months of rent with payments commencing July 2021. At the commencement of the lease, the net present value of the lease payments was 767,553 In addition to these lease payments, the Company is also responsible for its shares of common area operating expenses and electricity. Such expenses are considered variable costs and are not included in the measurement of the lease liability. The lease agreement also provides for the option to extend the lease for two additional sixty-month periods. The lease payments for these additional periods are not included in the lease liability amount presented on the balance sheet.

The following table presents maturities of operating lease liabilities on an undiscounted basis as of March 31, 2022:

Fiscal 2022	$40,059
Fiscal 2023	$161,069
Fiscal 2024	$165,096
Fiscal 2025	$169,224
Fiscal 2026	$129,283
Total	$664,731
Less imputed interest	(10,224)
Total operating lease liability	654,507
Less: current portion	(153,164)
Lease liability, long term	$501,343

The lease term and the discount rate for the lease at March 31, 2022 is 4.00 years and 0.75%, respectively. The total lease payments were $117,124, and $0 for the nine months ended March 31, 2022 and 2021, respectively. The variable costs for common area operating expenses and electricity were $173,488, and $0 for the nine months ended March 31, 2022 and 2021, respectively.

Beginning April 1, 2021, the Company began subleasing a portion of their facility. The sub-lease provides for base monthly rent of $13,013 through May 31, 2021 and $8,400 starting June 1, 2021 plus common area operating and utility costs. During the nine months ended March 31, 2022 the Company recognized $227,590 of rental income, including reimbursement of common area operating and utility costs.

NOTE 6 – WARRANTS TO PURCHASE COMMON STOCK

In connection with the Offering, the Company issued 360,000 warrants to purchase common stock to the Placement Agents. The warrants carry a term of 5 years and an exercise price of $2.00.

NOTE 7 – SUBSEQUENT EVENTS

Management evaluated subsequent events up to May 16, 2022 the date the financial statements were issued. None were noted.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING INFORMATION

The following information should be read in conjunction with Aeluma, Inc. and its subsidiaries (“we”, “us”, “our”, or the “Company”) unaudited financial statements and the notes thereto contained elsewhere in this report. Information in this Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Form 10-Q that does not consist of historical facts, are “forward-looking statements.” Statements accompanied or qualified by, or containing words such as “may,” “will,” “should,” “believes,” “expects,” “intends,” “plans,” “projects,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume,” and “assume” constitute forward-looking statements, and as such, are not a guarantee of future performance.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in the “Risk Factors” and detailed in our other Securities and Exchange Commission (“SEC”) filings. Risks and uncertainties can include, among others, international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to obtain sufficient financing to continue and expand business operations; the ability to develop technology and products; changes in technology and the development of technology and intellectual property by competitors; the ability to protect technology and develop intellectual property; and other factors referenced in this and previous filings. Consequently, investors should not place undue reliance on forward-looking statements as predictive of future results.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this report or incorporated by reference might not transpire. You should review the disclosure under the heading “Risk Factors” in other filings we make with the SEC for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The Company disclaims any obligation to update the forward-looking statements in this report.

Overview

On June 22, 2021, the Company, Acquisition Sub and Biond Photonics entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on June 22, 2021 (the “Closing Date”), Biond Photonics merged with and into Acquisition Sub, with Acquisition Sub continuing as the surviving corporation and our wholly owned subsidiary.

As a result of the Merger, we acquired the business of Biond Photonics, a California corporation, doing business as Aeluma. At the time the certificates of merger reflecting the Merger were filed with the Secretaries of State of California and Delaware (the “Effective Time”), each of Biond Photonics’ shares of capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive (a) 1.299135853 shares of our common stock (the “Common Share Conversion Ratio”) , with the maximum number of shares of our common stock issuable to the former holders of Biond Photonics’ capital stock equal to 4,100,002 after adjustments due to rounding for fractional shares. Immediately prior to the Effective Time, an aggregate of 2,500,000 shares of our common stock owned by our stockholders prior to the Merger were forfeited and cancelled (the “Stock Forfeiture”).

The issuance of shares of our common stock to Biond Photonics’ former security holders are collectively referred to as the “Share Conversion.”

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, we entered into an indemnity agreement with our former officer and directors (the “Pre-Merger Indemnity Agreement”), pursuant to which we agreed to indemnify such former officer and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

The Merger was treated as a recapitalization and reverse acquisition for us for financial reporting purposes. Biond Photonics is considered the acquirer for accounting purposes, and our historical financial statements before the Merger were replaced with the historical financial statements of Biond Photonics before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of securities pursuant to the Share Conversion was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated by the SEC thereunder. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer.

We develop novel optoelectronic devices for sensing and communications applications. Aeluma has pioneered a technique to manufacture devices using high performance compound semiconductor materials on large diameter silicon wafers that are commonly used to manufacture mass market microelectronics. This enables cost effective manufacturing of high-performance photodetector array circuits for imaging applications in mobile devices. These devices may be used as image sensors that generate an image by detecting light, in a manner similar to a digital camera taking pictures. Our devices may incorporate additional functionality for 3D image capture when integrated into various system architectures. This technology has the potential to enhance the performance and capability of camera image sensors, Lidar, augmented reality, facial recognition, and other applications. Aeluma has acquired a key piece of manufacturing equipment, an MOCVD tool, and has headquarters in Goleta, CA with a manufacturing cleanroom to house this equipment.

The Offering

Immediately following the Merger, we sold 3,482,500 shares of our common stock pursuant to an initial closing of a private placement offering at a purchase price of $2.00 per share (the “Offering Price”). We held a second closing on June 28, 2021 for an additional 402,500 shares of our common stock and a third and final close on July 1, 2021 for an additional 115,000. Accordingly, we sold a total of 4,000,000 shares of our common stock. The private placement offering is referred to herein as the “Offering.”

The aggregate gross proceeds from the three closings of the Offering were $8,000,000 (before deducting placement agent fees and expenses of the Offering of $1,082,575).

The three closings of the Offering were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC thereunder. The common stock in the Offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

In connection with the Offering and subject to the closing of the Offering, we agreed to pay the placement agent, GP Nurmenkari Inc. (the “Placement Agent”), a U.S. registered broker-dealer, a cash placement fee of 10% of the gross proceeds raised from investors in the Offering (other than the first $630,000 of common stock sold to pre-Merger Biond Photonics shareholders and their friends and family, for which the Placement Agent received a 3% cash fee, and $170,000 of common stock sold to pre-Merger Biond Photonics friends and family for which the Placement Agent received no cash fee) and to issue to it 50,000 shares of our common stock and warrants to purchase a number of shares of our common stock equal to 10% of the number of shares of common stock sold in the Offering (other than the first $800,000 of common stock sold to pre-Merger Biond Photonics shareholders and their friends and family), with a term of five years and an exercise price of $2.00 per share (the “Placement Agent Warrants”). We also agreed to pay certain expenses of the Placement Agent in connection with the Offering.

As a result of the foregoing, we paid the Placement Agent an aggregate commission of $748,900 and issued to it 50,000 shares of our common stock and Placement Agent Warrants to purchase 360,000 shares of our common stock in connection with the two closings of the Offering. We have also reimbursed the Placement Agent for approximately $265,000 of legal and other expenses incurred in connection with the Offering.

Subject to certain customary exceptions, we agreed to indemnify the Placement Agent to the fullest extent permitted by law against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent and their sub-agents may be required to make in respect of such liabilities.

Plan of Operations

We have been developing our materials and characterization capabilities at our headquarters in Goleta, CA, in connection with the further development of our business and the implementation of our plan of operations. We have installed some key manufacturing equipment at our headquarters and will continue to develop relationships with manufacturing partners to carry out certain steps of our manufacturing processes externally. We have gained access to a rapid prototyping facility and are leveraging this access to fabricate early-stage prototypes. In the future, we intend to implement appropriate quality and manufacturing controls. Some equipment was procured previously, and other equipment is being procured through purchase orders with equipment vendors. Spare parts have also been procured to ensure minimal disruptive to our development. The primary sources of funding for equipment procurement and installation are the seed funding raised prior to becoming a public company and the funding raised from our financing during June/July of 2021. We have also leveraged funds to continue strengthening our intellectual property including patent applications, trademarks, development of trade secrets and manufacturing process recipes.

Limited Operating History

We cannot guarantee that the proceeds from the Offering will be sufficient to carry out all of our business plans. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process and possible rejection of our products in development.

If financing is not available on satisfactory terms, we may be unable to carry out all of our operations. Equity financing will result in dilution to existing stockholders.

Change of Fiscal Year

On June 30, 2021, we changed our fiscal year from the period beginning on January 1 and ending on December 31 to the period beginning on July 1 and ending on June 30 of each year.

Results of Operations

Nine months ended March 31, 2022 compared to the nine months ended March 31, 2021

Our results of operations for the nine-month period ended March 31, 2022, as compared to the nine-month period ended March 31, 2021, were as follows (some balances on the prior period’s combined financial statements have been reclassified to conform to the current period presentation):

	Nine Months Ended
	March 31,
	2022	2021	Change
Net Revenues	$-	$-	$-
Operating Expenses:	2,370,006	23,325	2,346,681
Other Income (Expense):
Sub-lease rental income & other income	229,284	-	229,284
Loss Before Provision for Income Tax	(2,140,722)	(23,325)	(2,117,397)
Provision for income tax	-	(800)	(800)
Net Loss	$(2,140,722)	$(24,125)	$(2,116,597)

Net Revenues: We are pre-revenue and, accordingly recorded no revenues for either the nine months ended March 31, 2022 or 2021.

Operating Expenses: During the nine months ended March 31, 2022 and 2021, we incurred $2,370,006 and $23,325 of operating expenses, respectively. This increase was due to the start-up of operations and stock compensation expenses related to advisor agreements.

Sub-lease rental income and other income: During the nine months ended March 31, 2022 and 2021, the Company recorded net rental and other income of $229,284 and $0, respectively. The increase was due to the rental of our new facility and a related sub-lease to our tenant.

Provision for income tax: The Company recorded no provision for income tax for the nine months ended March 31, 2022 and $800 for the nine months ended March 31, 2021.

Net Loss: Net loss increased to $2,140,722 for the nine months ended March 31,2022, as compared to $24,125 for the nine months ended March 31, 2021 for start-up of operations and stock compensation expenses related to advisor agreements.

Capital Resources and Liquidity

Our financial statements have been presented on the basis that are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As presented in the financial statements, we incurred a net loss of $2,140,722 for the nine months ended March 31, 2022 and losses are expected to continue in the near term. The accumulated deficit was $2,371,507. We have been funding our operations through private loans and the sale of common stock in private placement transactions.

Management anticipates that significant additional expenditures will be necessary to develop and expand our business before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At March 31, 2022, we had $4,815,842 of cash on hand. These funds are insufficient to complete our business plan and, as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond. These steps include (a) raising additional capital and/or obtaining financing; (b) controlling overhead and expenses; and (c) executing material sales or research contracts. There can be no assurance that the Company can successfully accomplish these steps and it is uncertain that the Company will achieve a profitable level of operations and obtain additional financing. There can be no assurance that any additional financing will be available to the Company on satisfactory terms and conditions, if at all. As of the date of this Report, we have not entered into any formal agreements regarding the above.

In the event the Company is unable to continue as a going concern, the Company may elect or be required to seek protection from its creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

Cash, total current assets, total assets, total current liabilities and total liabilities as of March 31, 2022 as compared to June 30, 2021, were as follows:

	March 31, 2022	June 30, 2021
Cash	$4,815,842	$6,787,250
Total current assets	$5,584,921	$7,472,235
Total assets	$7,197,528	$9,083,119
Total current liabilities	$418,494	$287,100
Total liabilities	$919,837	$897,555

At March 31, 2022, we had working capital of $5,166,427 compared to working capital of $7,185,135 at June 30, 2021. Current assets decreased to $5,584,921 at March 31, 2022 from $7,472,235 at June 30, 2021, primarily as a result of the start-up of operations. Current liabilities increased to $418,494 at March 31, 2022 from $287,100 at June 30, 2021, primarily as a result of the timing of accounts payable.

For the nine months ended March 31, 2022, net cash used by operations was $1,416,839 and was the result of the net loss from operations, and changes in accounts payable, offset by changes in other current assets. For the nine months ended March 31, 2021 net cash used in operations was $79,163.

Net cash used in our investing activities was $716,499 and $109,684 for the nine months ended March 31,2022 and 2021, respectively. Investing activity for the 2022 period related to the setup of our new facility.

Our financing activities generated a cash inflow of $161,930 for the nine months ended March 31, 2022, due to the offering described above. In the nine months ended March 31, 2021, financing activities netted $344,402 from Founder loans and SAFE Notes.

Critical Accounting Policies

The preparation of financial statements in accordance with U.S. GAAP requires us to make estimates and assumptions affecting the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses in the reporting period. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. We continually review the estimates and underlying assumptions to ensure they are appropriate for the circumstances. Accounting assumptions and estimates are inherently uncertain and actual results may differ materially from our estimates.

A summary of our other critical accounting policies is included in Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Transition Report on Form 10-KT for the period ended June 30, 2021. During the nine months ended March 31,2022, there were no significant changes in our critical accounting policies.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of the end of the nine-month period ended March 31, 2022, we carried out an evaluation, under the supervision and with the participation of management, including our chief executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon those evaluations, management concluded that our disclosure controls and procedures were not effective as of March 31, 2022 to cause the information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods prescribed by SEC, and that such information is accumulated and communicated to management, including our chief executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Going forward from this filing, the Company intends to work on maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to be effective in providing reasonable assurance that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to our management to allow timely decisions regarding required disclosure.

In designing and evaluating disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute assurance of achieving the desired objectives. Also, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. The design of any system of controls is based, in part, upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Changes in Internal Control over Financial Reporting

During the quarter covered by this Report, there were no changes in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

Part II - Other Information

Item 1. Legal Proceedings

From time to time, the Company may become a party to litigation or other legal proceedings that it considers to be a part of the ordinary course of its business. To the best of our knowledge, the Company is not currently involved in any legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations; however, the Company may become involved in material legal proceedings in the future.

Item 1A. Risk Factors

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and, as such, are not required to provide the information under this item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Information regarding any equity securities we have sold during the period covered by this Report that were not registered under the Securities Act of 1933, as amended is set forth below. Each such transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated by the SEC, unless otherwise noted. Unless stated otherwise: (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (iv) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; and, (v) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. There were not any unregistered sales.

Item 3. Defaults upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

(a)	Not applicable.
(b)	None.

ITEM 6. EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization among Parc Investments, Inc., Aeluma Operating Co. and Biond Photonics, Inc.**
3.1	Certificate of Merger relating to the merger of Aeluma Operating Co. with and into Biond Photonics, Inc., filed with the Secretary of State of the State of California on June 22, 2021**
3.2	Amended and Restated certificate of incorporation, filed with the Secretary of State of the State of Delaware on June 22, 2021**
3.3	Amended and Restated Bylaws.**
4.1	Form of Lock Up Agreement**
4.2	Form of Placement Agent Warrant**
10.2	Form of Post-Merger Indemnification Agreement**
10.3	Form of Pre-Merger Indemnification Agreement**
10.4	Form of Subscription Agreement, dated June 22, 2021, by and between the Company and the parties thereto**
10.5	Registration Rights Agreement, dated June 22, 2021, by and between the Company and the parties thereto**
10.6+	2021 Equity Incentive Plan and form of award agreements**
10.7	Restricted Stock Purchase Agreement between Biond Photonics, Inc. and Mr. Klamkin****
10.8	Restricted Stock Purchase Agreement between Biond Photonics, Inc. and Mr. McCarthy****
10.9	Advisor Restricted Stock Purchase Agreement between Biond Photonics, Inc. and Mr. DenBaars, dated December 21, 2020****
10.10	Advisor Restricted Stock Purchase Agreement between Biond Photonics, Inc. and Mr. DenBaars, dated June 10, 2021****
10.11	Advisory Agreement between Biond Photonics, Inc. and Mr. DenBaars, dated December 31, 2020****
10.12	Advisory Agreement between Biond Photonics, Inc. and Mr. DenBaars, dated June 10, 2021****
31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith)
31.2	Certification of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith)
32.1	Certification of the Principal Executive Officer pursuant to U.S.C. Section 1350 As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith)
32.2	Certification of the Principal Financial Officer pursuant to U.S.C. Section 1350 As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

+	Indicates a management contract or any compensatory plan, contract or arrangement.
**	Incorporated by reference to the Current Report on Form 8-K filed on June 28, 2021.
***	Incorporated by reference to the Current Report on Form 8-K filed on July 1, 2021.
****	Incorporated by reference to the Registration Statement on Form S-1/A filed on October 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

Aeluma, Inc.
(Registrant)

Date: May 16, 2022	By:	/s/ Jonathan Klamkin
Jonathan Klamkin
President, Chief Executive Officer and Principal Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)